                                                                    EXHIBIT 99.3

                          Independent Auditors' Report
                          ----------------------------


The MDT Corporation Employee Benefits Committee and Participants in the MDT Corporation Savings and Thrift Plan for Union Employees:


We have audited the accompanying statements of net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Union Employees as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the MDT Corporation Savings and Thrift Plan for Union Employees as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund.
The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

May 31, 1996

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1995


                                                              Fund Information
                                  ----------------------------------------------
                                     Open End                  MDT      U.S.
                                    Guaranteed  Equity Index  Stock  Government
Assets                            Income Fund II  Fund II      Fund     Fund
- - ------                            -------------- ---------- --------- ---------

Investment in employees' loans                 -        -           -      -
Investment in Master Trust            $3,311,087  815,059     328,505  6,775

Receivables:
  Employer contributions                   7,039    1,689         346     53
  Employees' contributions                24,879    6,933       1,102    145
  Other                                        -        -           -      -
                                      ----------  -------     -------  -----

                                          31,918    8,622       1,448    198

Due from (to) other funds                  9,972    2,377       1,063     97
                                      ----------  -------     -------  -----

Net assets available
  for plan benefits                   $3,352,977  826,058     331,016  7,070
                                      ==========  =======     =======  =====

See accompanying notes to financial statements.


- - ---------------------------------
  Asset
Management      Loan
 Fund II        Fund      Other      Total
- - ----------      ----      -----      -----

    -          484,929      -        484,929
 146,993          -         -      4,608,419


     434          -        9,129      18,690
   1,319          -       25,047      59,425
    -              223       539         762
 -------       -------    ------   ---------

   1,753           223    34,715      78,877

     721       (14,230)     -           -
 -------       -------    ------   ---------

 149,467       470,922    34,715   5,172,225
 =======       =======    ======   =========


                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Net Assets Available for Plan Benefits, With Fund Information

                               December 31, 1994


                                                               Fund Information
                                  ----------------------------------------------
                                     Open End                   MDT      U.S.
                                    Guaranteed  Equity Index   Stock  Government
Assets                            Income Fund II  Fund II      Fund      Fund
- - ------                            --------------  --------  ----------- ------

Investment in employees' loans       $    -          -            -        -
Investment in Master Trust             3,187,828  481,872      202,611   4,506

Receivables:
  Employer contributions                   2,586     -            -        -
  Employees' contributions                10,565      124            4       -
  Other                                   -          (239)        (100)   (280)
                                      ----------  -------      -------   -----

                                          13,151     (115)         (96)   (280)

Due from (to) other funds                  7,327    1,149          819      34
                                      ----------  -------      -------   -----

Net assets available
  for plan benefits                   $3,208,306  482,906      203,334   4,260
                                      ==========  =======      =======   =====

See accompanying notes to financial statements.


- - --------------------------------------
  Asset
Management         Loan
 Fund II           Fund        Total
- - ----------         ----        -----

    -             401,769       401,769
  95,104             -        3,971,921


    -                -            2,586
    -                -           10,693
  (1,819)           2,111          (327)
  ------          -------     ---------

  (1,819)           2,111        12,952

     372           (9,701)          -
  ------          -------     ---------

  93,657          394,179     4,386,642
  ======          =======     =========


                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1995



                                                              Fund Information
                             ---------------------------------------------------
                                 Open End       Equity      MDT        U.S.
                                Guaranteed       Index     Stock    Government
                              Income Fund II    Fund II     Fund       Fund
                             ----------------  ---------  --------  -----------

Contributions:
 Employer                         $   85,709     20,285     4,896          658
 Employees'                          323,121     81,058    14,724        2,065
                                  ----------    -------   -------        -----
                                     408,830    101,343    19,620        2,723

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                            179,039    188,019   (24,617)         477

Interest income on
 employees' loans                       -          -         -             -

Other                                   -          -         -             -
                                  ----------    -------   -------        -----

     Total additions                 587,869    289,362    (4,997)       3,200

Benefit payments                    (175,992)    (8,397)   (7,518)           -

Transfers among funds               (267,206)    62,187   140,197         (390)
                                  ----------    -------   -------        -----

     Net increase(decrease)          144,671    343,152   127,682        2,810

Net assets available
 for plan benefits:
   Beginning of year               3,208,306    482,906   203,334        4,260
                                  ----------    -------   -------        -----

   End of year                    $3,352,977    826,058   331,016        7,070
                                  ==========    =======   =======        =====

See accompanying notes to financial statements.


    Asset
  Management        Loan
    Fund II         Fund      Other      Total
  ----------        ----      -----      -----

      5,136           -       9,129       125,813
     15,535           -      25,047       461,550
     ------        ------    ------      --------
     20,671                  34,176       587,363


     23,093           -         -         366,011


        -          33,912       -          33,912

        -             223       539           762
     -------       ------    ------      --------

      43,764       34,135    34,715       988,048

      (1,447)      (9,111)      -        (202,465)

      13,493       51,719       -            -
     -------       ------    ------      --------

      55,810       76,743    34,715       785,583


      93,657      394,179       -       4,386,642
    --------      -------    ------     ---------

     149,467      470,922    34,715     5,172,225
     =======      =======    ======     =========


                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

   Statement of Changes in Net Assets Available for Plan Benefits, With Fund
                                  Information

                          Year ended December 31, 1994

                                                               Fund Information
                             ---------------------------------------------------

                                Open End         Equity      MDT        U.S.
                               Guaranteed        Index      Stock    Government
                              Income Fund II    Fund II     Fund       Fund
                             ----------------  ---------  --------  -----------

Contributions:
 Employer                         $   73,796     15,781     4,582          695
 Employees'                          271,200     67,103    15,455        2,113
                                  ----------    -------   -------       ------
                                     344,996     82,884    20,037        2,808

Net income (loss) from
 Master Trust investments,
 net of administrative
 expenses                            208,619      2,648    20,696         (245)

Interest income on
 employees' loans                       -           -        -              -

Other                                   -           -        -              -
                                  ----------    -------   -------      -------

     Total additions                 553,615     85,532    40,733        2,563

Benefit payments                    (272,825)      (626)  (15,673)           -

Transfers among funds               (390,775)     5,578    (3,914)      (6,442)
                                  ----------    -------   -------      -------

     Net increase (decrease)        (109,985)    90,484    21,146       (3,879)

Net assets available
 for plan benefits:
   Beginning of year               3,318,291    392,422   182,188        8,139
                                  ----------    -------   -------       ------

   End of year                    $3,208,306    482,906   203,334        4,260
                                  ==========    =======   =======       ======

See accompanying notes to financial statements.


- - ------------------------
  Asset
Management       Loan
 Fund II         Fund        Total
- - ----------       ----        -----
   5,197           -         100,051
  18,140           -         374,011
  ------        ------       -------
  23,337           -         474,062


  (3,177)          -         228,541

     -           7,994         7,994

     -           2,111         2,111
  ------       -------      --------

  20,160        10,105       712,708

     (33)          -        (289,157)

  11,479       384,074          -
  ------       -------      --------

  31,606       394,179       423,551



  62,051           -       3,963,091
  ------       -------     ---------

  93,657       394,179     4,386,642
  ======       =======     =========


                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements

                           December 31, 1995 and 1994


(1)  Description of the Plan
     -----------------------

     The following description of the MDT Corporation Savings and Thrift Plan for Union Employees (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

     The Plan is a defined contribution plan covering substantially all MDT Corporation (Corporation) union employees. Union employees of the Corporation may elect to participate in the Plan commencing the first calendar quarter following completion of one hour of service.

     The Plan provides that participants may elect to make a basic contribution of up to 6% of their total annual compensation. The Corporation makes a matching contribution equal to 30% of the first 2%, 40% of the next 2%, and 50% of the final 2% of a participant's basic contribution. In addition, participants who contribute the maximum basic contribution may make a supplemental contribution in tax-deferred dollars, taxed dollars, or a combination which, when added to the basic contribution, cannot exceed 18%, 16%, and 25%, respectively, of their total annual compensation. The supplemental contribution is not matched by the Corporation.

     Separate employee and Corporation contribution accounts are maintained for each participant. Participants have a 100% nonforfeitable vested interest in their basic and supplemental contributions at all times. Employees vest in the Corporation contributions at a rate of 20% after one year of service and an additional 20% each year thereafter until five years of service are completed. Forfeitures arising under the Plan are used to reduce the Corporation's contribution to the Plan.

     Distributions made upon termination, death, or permanent disability may at the employee's election be in the form of a lump sum or in installments over a period not to exceed ten years.


(2)  Summary of Significant Accounting Policies
     ------------------------------------------

     The following are the significant accounting policies followed by the Plan:

     Basis of Presentation
     ---------------------

     The accompanying financial statements have been prepared on an accrual basis and present the net assets available for plan benefits and changes in those net assets.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect the

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(2)  Summary of Significant Accounting Policies (continued)
     ------------------------------------------

     reported amounts of net assets available for plan benefits as of the date of the financial statements and the reported amounts of income during the reporting period. Actual results could differ from those estimates.

     Investments
     -----------

     The Plan's interest in the Master Trust is valued based on the fair value of the underlying assets of the Master Trust. The employer identification number under which the Master Trust has been filed is 161326160.

     The accounting policies of the Master Trust operated under the MDT Corporation Savings and Thrift Master Trust Agreement (Master Trust) are as follows:

     Marketable securities are valued at the last reported sales price on the last business day of the year. Quotations are obtained from national securities exchanges or, in instances where securities are not listed on any of the exchanges, quotations are obtained from brokerage firms.

     The Open End Guaranteed Income Fund II invests in benefit responsive fixed and variable payment guaranteed investment contracts (GICs) and bank investment contracts (BICs). The GIC and BIC investments are carried at contract value which approximates fair value.

     Purchases and sales of securities are recorded on the trade date. Dividend income is recorded on the ex-dividend date. Interest is recognized on the accrual basis.

     Reclassification
     ----------------

     Certain 1994 financial statement amounts have been reclassified to conform to the current year presentation.


(3)  Plan Amendments
     ---------------

     In 1994, the Plan was amended to include a loan fund for participants. Participants are permitted to borrow from their savings accounts subject to certain limitations. The loans are payable over terms up to nine years and bear interest at the commercial prime rate in effect at the time the loan is made plus 1%. Principal and interest payments on the loans are redeposited into the participants' accounts based on their current investment allocation elections. At December 31, 1995 and 1994, market value of loans approximates fair value.

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)  Investments
     -----------

     Participants may elect to invest their contributions in the Open End Guaranteed Income Fund II, the Equity Index Fund II, the MDT Corporation Stock Fund, the U.S. Government Fund (formerly the Intermediate and Long Term Bond Fund II), and the Asset Management Fund II in multiples of 10%. Income from investments is allocated to a participant's account monthly in the proportion that the individual account bears to the total of all accounts.

     The investments of the Plan are held by Bankers Trust as trustee under the Master Trust. Plans participating in the Master Trust are the Plan, the MDT Corporation Savings and Thrift Plan for Hourly Employees (Hourly Plan) and the MDT Corporation Savings and Thrift Plan for Salaried Employees (Salaried Plan).

     Except for the loan fund, which is participant specific, investments and certain related accounts in the statements of net assets available for plan benefits at December 31, 1995 and 1994 and statements of changes in net assets available for plan benefits for the years then ended represent allocations of the assets of the Master Trust based upon proportionate interest of the Plan in individual Master Trust investment funds.

     The following information is presented for the Master Trust and each of the Master Trust investment accounts:

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements


(4)  Investments (continued)
     -----------

Statement of net assets of the Master Trust as of December 31, 1995:

                                     Open End                       MDT        U.S.       Asset
                                    Guaranteed    Equity Index     Stock    Government  Management
Assets                            Income Fund II     Fund II       Fund        Fund      Fund II       Total
- - ------                            --------------  ------------     -----    ----------  ----------     -----

Directed cash account fund         $         -          -          11,832        -           -          11,832
Investments at fair value:
  MDT Corp. common stock                     -          -       1,372,005        -           -       1,372,005
  U.S. Government securities                 -          -           -         316,060        -         316,060
  Other marketable securities                -      8,089,941       -            -      2,799,154   10,889,095
Investments at contract value:
  Guaranteed income group
   annuity contracts                  18,858,614        -           -            -           -     18,858,614
                                     -----------    ---------   ---------     -------   ---------  ----------
                                      18,858,614    8,089,941   1,383,837     316,060   2,799,154  31,447,606

Receivables:
  Interest and dividends                  86,949          100         118           1          33      87,201
  Investments sold                           -         78,351       -           1,395        -         79,746
                                     -----------    ---------   ---------     -------   ---------  ----------
                                          86,949       78,451         118       1,396          33     166,947
                                     -----------    ---------   ---------     -------   ---------  ----------

      Total assets                    18,945,563    8,168,392   1,383,955     317,456   2,799,187  31,614,553

  Liabilities
  -----------

Accounts payable for
  investments purchased                      -         78,351       -           1,395        -         79,746
                                     -----------    ---------   ---------     -------   ---------  ----------

      Net assets                     $18,945,563    8,090,041   1,383,955     316,061   2,799,187  31,534,807
                                     ===========    =========   =========     =======   =========  ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements


(4)    Investments (continued)
       -----------------------

       Statement of net assets of the Master Trust as of December 31, 1994:


                                     Open End                        MDT        U.S.       Asset
                                    Guaranteed     Equity Index     Stock    Government  Management
        Assets                    Income Fund II      Fund II       Fund        Fund      Fund II     Total
        ------                    --------------   ------------     -----    ----------  ----------   -----

Directed cash account fund        $         -            -          11,591        -          -           11,591
Investments at fair value:
  MDT Corp. common stock                    -            -       1,153,088        -          -        1,153,088
  U.S. Government securities                -            -            -        150,092       -          150,092
  Other marketable securities               -        4,962,264        -           -      1,811,312    6,773,576
Investments at contract value:
  Guaranteed income group
   annuity contracts                  19,817,020         -            -           -          -       19,817,020
                                     -----------     ---------   ---------     -------   ---------   ----------
                                      19,817,020     4,962,264   1,164,679     150,092   1,811,312   27,905,367

Receivables:
  Interest and dividends                 108,963             5          36        -              2      109,006
  Investments sold                          -           84,565        -           -          -           84,565
                                     -----------     ---------   ---------     -------   ---------   ----------
                                         108,963        84,570          36        -              2      193,571
                                     -----------     ---------  ----------     -------   ---------   ----------

      Total assets                    19,925,983     5,046,834   1,164,715     150,092   1,811,314   28,098,938

  Liabilities
  -----------

Accounts payable for
  investments purchased                     -           84,565        -           -          -           84,565
                                     -----------     ---------   ---------     -------   ---------   ----------

      Net assets                     $19,925,983     4,962,269   1,164,715     150,092   1,811,314   28,014,373
                                     ===========     =========   =========  ==========   =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)    Investments (continued)
       -----------------------

       Investment in Master Trust for each participating plan as of December 31, 1995 is as follows:

                                                           Open End         MDT          U.S.       Asset
                                                          Guaranteed    Equity Index    Stock     Government  Management
                                                        Income Fund II    Fund II        Fund        Fund      Fund II      Total
                                                        --------------  ------------  ----------  ----------  ----------  ----------


     Salaried Plan                                         $15,179,950     7,174,235   1,011,747     301,095   2,628,113  26,295,140

     Union Plan                                              3,311,087       815,059     328,505       6,775     146,993   4,608,419

     Hourly Plan                                               454,526       100,747      43,703       8,191      24,081     631,248
                                                           -----------     ---------   ---------     -------   ---------  ----------


      Net assets                                           $18,945,563     8,090,041   1,383,955     316,061   2,799,187  31,534,807
                                                           ===========     =========   =========     =======   =========  ==========


Investment in Master Trust for each participating plan as of December 31, 1994 is as follows:

                                                          Open End                         MDT         U.S.        Asset
                                                         Guaranteed      Equity Index     Stock     Government   Management
                                                       Income Fund II       Fund II       Fund         Fund       Fund II     Total
                                                       --------------   --------------  -------     ----------   ----------  -------

     Salaried Plan                                         $16,350,440     4,426,096     918,866     142,573   1,698,399  23,536,374

     Union Plan                                              3,187,828       481,872     202,611       4,506      95,104   3,971,921

     Hourly Plan                                               387,715        54,301      43,238       3,013      17,811     506,078
                                                           -----------     ---------   ---------     -------   ---------  ----------


     Net assets                                            $19,925,983     4,962,269   1,164,715     150,092   1,811,314  28,014,373
                                                           ===========     =========   =========     =======   =========  ==========


                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)    Investments (continued)
       -----------------------

       Statement of changes in net assets of the Master Trust for the year ended
       December 31, 1995:

                              Open End                        MDT         U.S.        Asset
                             Guaranteed     Equity Index     Stock     Government   Management
                           Income Fund II      Fund II        Fund        Fund        Fund II       Total
                           ---------------  -------------  ----------  -----------  -----------     -----
Investment earnings:
 Interest                     $ 1,150,377          1,596       1,525       11,629          584    1,165,711
 Dividends                              -        190,641           -            -      152,647      343,288
 Net appreciation
   (depreciation)
   in fair value                        -      1,747,689    (170,455)       6,469      304,191    1,887,894
                              -----------      ---------   ---------      -------    ---------   ----------
     Total invest-
       ment earnings
       (losses)                 1,150,377      1,939,926    (168,930)      18,098      457,422    3,396,893

Administrative expenses           (77,850)       (20,343)     (3,800)        (709)      (7,367)    (110,069)
                              -----------      ---------   ---------      -------    ---------   ----------

     Net investment
       earnings
       (losses)                 1,072,527      1,919,583    (172,730)      17,389      450,055    3,286,824

Net transfers in (out)           (537,657)       365,677     134,418       28,177      242,995      233,610

Transfers among funds          (1,515,290)       842,512     257,552      120,403      294,823            -
                              -----------      ---------   ---------      -------    ---------   ----------

     Net increase
       (decrease) on
       net assets                (980,420)     3,127,772     219,240      165,969      987,873    3,520,434

Net assets:
 Beginning of year             19,925,983      4,962,269   1,164,715      150,092    1,811,314   28,014,373
                              -----------      ---------   ---------      -------    ---------   ----------

 End of year                  $18,945,563      8,090,041   1,383,955      316,061    2,799,187   31,534,807
                              ===========      =========   =========      =======    =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)    Investments (continued)
       -----------

       Statement of changes in net assets of the Master Trust for the year ended
       December 31, 1994:

                              Open End                        MDT         U.S.        Asset
                             Guaranteed     Equity Index     Stock     Government   Management
                           Income Fund II      Fund II        Fund        Fund        Fund II       Total
                           ---------------  -------------  ----------  -----------  -----------  -----------

Investment earnings:
 Interest                     $ 1,322,638          4,375       1,184        4,932        1,706    1,334,835
 Dividends                              -        150,918           -            -       52,016      202,934
 Net appreciation
   (depreciation)
   in fair value                        -       (100,021)     88,792       (8,854)     (99,722)    (119,805)
                              -----------      ---------   ---------      -------    ---------   ----------
     Total invest-
       ment earnings
       (losses)                 1,322,638         55,272      89,976       (3,922)     (46,000)   1,417,964

Administrative expenses           (73,870)       (17,281)     (3,586)        (769)      (6,312)    (101,818)
                              -----------      ---------   ---------      -------    ---------   ----------

     Net investment
       earnings
       (losses)                 1,248,768         37,991      86,390       (4,691)     (52,312)   1,316,146

Net transfers in (out)             (9,873)       529,134      97,978       54,574      366,389    1,038,202

Transfers among funds             (99,836)       100,760     135,502      (40,707)     (95,719)           -
                              -----------      ---------   ---------      -------    ---------   ----------

     Net increase on
       net assets               1,139,059        667,885     319,870        9,176      218,358    2,354,348

Net assets:
 Beginning of year             18,786,924      4,294,384     844,845      140,916    1,592,956   25,660,025
                              -----------      ---------   ---------      -------    ---------   ----------

 End of year                  $19,925,983      4,962,269   1,164,715      150,092    1,811,314   28,014,373
                              ===========      =========   =========      =======    =========   ==========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(4)  Investments (continued)
     -----------

     Net income (losses) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1995 are as follows:

                                            Open End                       MDT           U.S.         Asset
                                           Guaranteed    Equity Index     Stock       Government    Management
                                         Income Fund II    Fund II        Fund           Fund         Fund II       Total
                                         --------------  ------------     -----       ----------    ----------      -----

     Salaried Plan                       $    871,449     1,708,493     (137,700)       16,463        423,031  2,881,736
     Union Plan                               179,039       188,019      (24,617)          477         23,093    366,011
     Hourly Plan                               22,039        23,071      (10,413)          449          3,931     39,077
                                         ------------    ----------     --------     ---------    -----------  ---------

     Net investment
      earnings
        (losses)                          $ 1,072,527     1,919,583     (172,730)       17,389        450,055  3,286,824
                                          ==========      =========      =======        ======        =======  =========

Net income (losses) from the Master Trust investments (net of administrative expenses) for each participating plan for the year ended December 31, 1994 are as follows:

                          Open End                       MDT            U.S.             Asset
                         Guaranteed     Equity Index    Stock        Government        Management
                       Income Fund II     Fund II        Fund           Fund             Fund II           Total
                       ---------------  ------------  ----------  ----------------  -----------------  -------------

     Salaried Plan        $  1,016,857        34,704      63,391           (4,386)           (48,805)      1,061,761
     Union Plan                208,619         2,648      20,696             (245)            (3,177)        228,541
     Hourly Plan                23,292           639       2,303              (60)              (330)         25,844
                          ------------      --------    --------           ------            -------       ---------

     Net investment
      earnings
        (losses)           $ 1,248,768        37,991      86,390           (4,691)           (52,312)      1,316,146
                           ===========        ======      ======            =====             ======       =========

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

                         Notes to Financial Statements



(5)  Federal Income Taxes
     --------------------

     Participants are not taxed currently on employer contributions to the Plan or on income earned by the Plan. Distributions of benefits to employees, unless appropriately transferred to another qualified plan, generally are subject to federal income tax.

     The Internal Revenue Service issued its latest determination letter on August 24, 1993 which stated that the Plan and the related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter; however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


(6)  Plan Termination
     ----------------

     Although it has not expressed any intent to do so, MDT Corporation has the right under Article II of the Savings and Thrift Plan for Union Employees to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

                                                                      Schedule 1
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

     Form 5500, Item 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1995

- - ------------------------------------------------------------------------------------------------------
                                  Description of investment, including
Identity of issuer, borrower,       maturity date, rate of interest,        Historical    Current
  lessor, or similar party          collateral, par or maturity value         Cost         Value
- - ------------------------------------------------------------------------------------------------------
Investment in MDT Corporation
 Master Trust No. 161326160                       (1)                      $4,359,994    4,608,419
- - ------------------------------------------------------------------------------------------------------
Investment in Employees'         Loans to plan participants, maturity
 Loans                          dates through 2005, interest rates from
                                     7.25% to 10.00% per annum                   -         484,929
- - ------------------------------------------------------------------------------------------------------


(1) See note 4 to financial statements.

                                                                      Schedule 2
                                                                      ----------

                    MDT CORPORATION SAVINGS AND THRIFT PLAN
                              FOR UNION EMPLOYEES

           Form 5500, Item 27d - Schedule of Reportable Transactions

                          Year ended December 31, 1995



- - ------------------------------------------------------------------------------------------------------------------------------------

      (a)                          (b)
                              Description of
                                  asset                                                                 (h)  Current
                                (including                                      (f)  Expense    (g)       value of
                              interest rate       (c)        (d)        (e)       incurred      Cost      asset on     (i)  Net
                             and maturity in   Purchase    Selling     Lease        with         of      transaction    gain or
                             case of a loan)     Price       Price     Rental    transaction    asset       date         (loss)
- - ------------------------------------------------------------------------------------------------------------------------------------


MDT   Corporation            Acquisition of
                             Interests in
                             Master Trust -
                             Employee and
                             Employer
                             Contributions     $     -         -          -            -          -         587,363         -
- - ------------------------------------------------------------------------------------------------------------------------------------

MDT   Corporation            Divestiture
                             of Interests
                             in Master
                             Trust -
                             Benefit
                             Payments                -         -          -          202,465       -           -            -
- - ------------------------------------------------------------------------------------------------------------------------------------
